Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Celularity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid (2)	Equity	Class A common stock, par value $0.0001 per share	457(c)	8,108,110 (3)	$7.63 (4)	$61,864,879.30	0.0000927	$5,734.87

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$61,864,879.30		$5,734.87

	Total Fees Previously Paid							$5,734.87 (2)

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s Class A common stock, par value $0.0001 per share (“Class A common stock”), in order to prevent dilution, the number of shares of Class A common stock registered hereby shall be automatically increased to cover the additional shares of Class A common stock in accordance with Rule 416(a) under the Securities Act.

(2)

The share amounts listed in this table reflect the number of shares previously registered by the registrant on a registration statement on Form S-1 (File No. 333-265191) and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(3)

Consists of (i) 4,054,055 shares of Class A common stock and (ii) 4,054,055 shares of Class A common stock issuable upon the exercise of certain warrants registered for sale by the selling securityholder named in this registration statement.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based on the average of the high and low sale prices of the registrant’s Class A common stock, as quoted on the Nasdaq Capital Market, on May 20, 2022.